                                                                    EXHIBIT 99.1



                   COX COMMUNICATIONS ANNOUNCES FIRST QUARTER
                           FINANCIAL RESULTS FOR 2003

          COX DELIVERS RECORD RESULTS IN SPITE OF INCREASED COMPETITION

     ATLANTA - Cox Communications, Inc. (NYSE: COX) today reported financial results for the three months ended March 31, 2003.

     "Cox Communications hit the ground running in 2003, with revenue growth of 16%, operating income growth of 44% and operating cash flow growth of 22%," said Jim Robbins, President and CEO of Cox Communications. "We are reporting excellent first quarter results and setting the pace for a year of continued growth and solid financial and operating performance despite today's increasingly competitive environment."

     "Total customer relationships grew approximately 2% compared to the first quarter of 2002, which includes solid basic video customer growth of 0.6%," Robbins continued. "We also added 154,000 high-speed Internet and 64,000 telephone customers in the first quarter, and penetration of digital cable to basic customers is nearing 30%, demonstrating unabated demand for Cox's digital service bundle."

     Robbins continued: "For years we've been preparing for increased competition and now that preparation is paying off. We're extremely well positioned to build on our superior platform and reap the benefits of our investments and the consistent strategy we've pursued."

FIRST QUARTER HIGHLIGHTS

During the first quarter of 2003, Cox:

     o Ended the quarter with 6.3 million basic video customers, up 0.6% from March 31, 2002.

     o Ended the quarter with 10.5 million total RGUs, up 3% for the quarter, driven by an 8% growth in advanced-service RGUs for the quarter. Total RGUs and advanced-service RGUs were up 13% and 38%, respectively, compared to March 31, 2002.

     o   Added 154,433 high-speed Internet customers, ending the quarter with
         1.6 million high-speed Internet customers, representing year-over-year growth of 56%.

     o Added 64,126 Cox Digital Telephone customers, ending the quarter with 782,546 telephone customers, representing year-over-year growth of 52%.

     o Achieved Cox Digital Cable net additions of 76,808 customers, ending the quarter with 1.9 million digital cable customers. Cox Digital Cable is now available in 97% of the homes in Cox's service areas with penetration of our basic customer base nearing 30%.

     o Generated $355.9 million in cash flows from operating activities and $30.2 million in free cash flow (cash flows from operating activities less capital expenditures).

     o Reduced capital expenditures to $325.7 million for the quarter, down 37% from the first quarter of 2002.

2003 OUTLOOK

     Cox expects to maintain basic subscriber growth throughout 2003 with anticipated year-over-year growth of approximately 1%. The company expects to add 1.0 million to 1.1 million advanced-service RGUs in 2003 driven by bundled offerings, excellent customer service and increased product availability. Cox expects to achieve its previously stated 2003 financial guidance of revenue growth of 14% to 15%, operating cash flow (operating income before depreciation and amortization) growth of 15% to 16% (14% to 15% excluding the impact of the $9.8 million one-time charge taken in 2002 related to the continuation of Excite@Home high-speed Internet service following the bankruptcy of Excite@Home) and capital expenditures of approximately $1.6 billion. In addition, Cox expects to be free cash flow positive for the full year 2003.

OPERATING RESULTS

     Total revenues for the first quarter of 2003 were $1,366.3 million, an increase of 16% over the first quarter of 2002. This was primarily due to increased customers for advanced services (including digital cable, high-speed Internet access and telephony), higher basic cable rates and a $5 price increase on high-speed Internet access adopted in certain markets in the fourth quarter of 2002 and in most of Cox's remaining markets in the first quarter of 2003. Also contributing to the increase was an increase in commercial broadband customers.

     Cost of services, which includes programming costs, other direct costs and field service costs, was $583.6 million for the first quarter of 2003, an increase of 15% over the same period in 2002. Programming costs increased 14% to $294.6 million, reflecting rate increases and customer growth. Other cost of services increased 16% to $289.0 million, reflecting 1.2 million in net additions of basic and advanced-service RGU's over the last twelve months, as well as increased labor costs due to the transition from upgrade construction and new product launches to maintenance and related customer costs directly associated with the growth of new subscribers.

     Selling, general and administrative expenses were $303.2 million for the first quarter of 2003, an increase of 9% over the comparable period in 2002. This was due to:

     o a 13% increase in general and administrative expenses primarily relating to increased salaries and benefits and increased headcount; partially offset by

     o a 5% decrease in marketing expense primarily due to differences in the timing of certain advertising and marketing promotions between 2002 and 2003.

     Operating income increased 44% to $95.1 million for the first quarter of 2003 and operating cash flow increased 22% to $479.5 million, reflecting the one-time non-recurring charge of $9.8 million in the first quarter of 2002 related to the continuation of Excite@Home high-speed Internet service following the bankruptcy of Excite@Home. Excluding this charge, operating cash flow increased 19% compared to the first quarter of 2002. The operating income margin (operating income as a percentage of revenues) for the first quarter of 2003 was 7%, and the operating cash flow margin (operating cash flow as a percentage of revenues) for the first quarter of 2003 was 35.1%.

     Depreciation and amortization increased to $384.3 million from $325.8 million in the first quarter of 2002. This was due to an increase in amortization resulting from a non-cash impairment charge of $25.0 million recognized upon completion of Cox's annual impairment test in accordance with Statement of Financial Accounting Standards
(SFAS) No. 142, and an increase in depreciation from Cox's continuing investment in its broadband network in order to deliver additional programming and services.

     For the first quarter of 2003, Cox recorded a $2.5 million pre-tax loss on derivative instruments primarily due to the following:

     o a $4.3 million pre-tax loss resulting from the change in the fair value of Cox's net settleable warrants; partially offset by

     o a $1.6 million pre-tax gain resulting from the change in the fair value of certain derivative instruments embedded in Cox's zero-coupon debt and indexed to shares of Sprint PCS common stock that Cox owns.

     Net loss on investments of $1.8 million for the first quarter of 2003 was primarily due to a decline in the fair value of certain investments considered to be other than temporary and a pre-tax loss as a result of the change in market value of Cox's investment in Sprint PCS common stock classified as trading. The net loss on investments for the comparable period in 2002 was primarily due to a pre-tax loss related to the sale of 23.9 million shares of AT&T Wireless common stock and a pre-tax loss as a result of the change in market value of Cox's investment in Sprint PCS common stock classified as trading.

     Net loss for the current quarter was $29.2 million compared to net income of $135.6 million for the first quarter of 2002.

LIQUIDITY AND CAPITAL RESOURCES

     Cox has included Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002 as a means of providing more detail regarding the liquidity and capital resources discussion below. In addition, Cox has included a calculation of free cash flow in the Summary of Operating Statistics to provide an additional measure of liquidity that Cox believes will be useful to investors in evaluating Cox's financial performance. For further details, please refer to the Summary of Operating Statistics.

     Significant sources of cash for the three months ended March 31, 2003 consisted of the following:

     o the net issuance of approximately $98.2 million of commercial paper borrowings; and

     o the generation of cash from operating activities of approximately $355.9 million.

     Significant uses of cash for the three months ended March 31, 2003 consisted of the following:

     o the repurchase of $422.7 million aggregate principal amount at maturity of Cox's convertible senior notes due 2021 that had been properly tendered and not withdrawn, for aggregate cash consideration of $304.2 million, which represented the accreted value of the repurchased notes; and

     o capital expenditures of approximately $325.7 million. Please refer to the Summary of Operating Statistics for a break out of capital expenditures in accordance with industry guidelines.

     At March 31, 2003, Cox had approximately $7.1 billion of outstanding indebtedness (including cumulative derivative adjustments made in accordance with SFAS No. 133 which reduced reported indebtedness by approximately $1.4 billion).

USE OF OPERATING CASH FLOW AND FREE CASH FLOW

     Operating cash flow and free cash flow are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Operating cash flow is defined as operating income before depreciation and amortization. Free cash flow is defined as cash provided by operations less capital expenditures.

     Cox's management believes that presentation of these measures provides useful information to investors regarding Cox's financial condition and results of operations. Cox believes that operating cash flow, operating cash flow margin and free cash flow are useful to investors in evaluating its performance because they are commonly used financial analysis tools for measuring and comparing media companies in several areas of liquidity, operating performance and leverage. Both operating cash flow and free cash flow are used to gauge Cox's ability to service long-term debt and other fixed obligations and to fund continued growth with internally generated funds. In addition, management uses operating cash flow to monitor compliance with certain financial covenants in Cox's credit agreements and it is used as a factor in determining executive compensation.

     Operating cash flow and free cash flow should not be considered as alternatives to net income as indicators of Cox's aggregate performance or as alternatives to net cash provided by operating activities as a measures of liquidity and may not be comparable to similarly titled measures used by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented under the headings "Reconciliation of Operating Cash Flow to Operating Income" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow" in the attached financial tables.

ABOUT COX COMMUNICATIONS

     Cox Communications (NYSE: COX), a Fortune 500 company, is a multi-service broadband communications company serving approximately 6.3 million basic video customers nationwide. Cox is the nation's fourth-largest cable television provider, and offers both traditional analog video programming under the Cox Cable brand as well as advanced digital video programming under the Cox Digital Cable brand. Cox provides an array of other communications and entertainment services, including local and long distance telephone under the Cox Digital Telephone brand; high-speed Internet access under the brands Cox High Speed Internet and Cox Express; and commercial voice and data services via Cox Business Services. Cox is an investor in programming networks including Discovery Channel. More information about Cox Communications can be accessed on the Internet at www.cox.com.

CONFERENCE CALL AND WEBCAST DETAILS

     The Cox Communications earnings call will be held Monday, May 5, 2003, at 10:30 a.m. Eastern Time. A live webcast of the conference call will be available on the Cox Communications website at www.cox.com/investor. A recording of the first quarter conference call, as well as a document containing highlights, will be available on the Cox's website following the conclusion of the call.

CONTACT INFORMATION

Lacey Lewis, Vice President of Investor Relations
(404) 269-7608, lacey.lewis@cox.com

Bobby Amirshahi, Director of Media Relations
(404) 843-7872, bobby.amirshahi@cox.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

     Statements in this release, including statements relating to growth opportunities, revenue and cash flow projections and introduction of new products and services, are "forward-looking" statements, which are statements that relate to Cox's future plans, earnings, objectives, expectations, performance and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the broadband communications industry, our ability to achieve anticipated subscriber and revenue growth, our success in implementing new services and other operating initiatives, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cox's filings with the Securities and Exchange Commission, including Cox's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002. Cox assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.


                                       ###

                      (See attached financial information)

                         COX COMMUNICATIONS, INC.
                    Consolidated Statements of Operations

                                (UNAUDITED)

             (Thousands of Dollars, excluding per share data)



                                                                                   THREE MONTHS ENDED
                                                                                         MARCH 31
                                                                      ---------------------------------------------

                                                                         2003              2002           CHANGE
                                                                      -----------      -----------      -----------
REVENUES
 Residential
   Video ...................................................          $   898,942      $   833,859                8%
   Data ....................................................              194,218          121,565               60%
   Telephony ...............................................              107,093           72,752               47%
   Other ...................................................               22,152           20,545                8%
                                                                      -----------      -----------      -----------
      TOTAL RESIDENTIAL REVENUES ...........................            1,222,405        1,048,721               17%
   Commercial ..............................................               63,369           49,795               27%
   Advertising .............................................               80,508           79,526                1%
                                                                      -----------      -----------      -----------
      TOTAL REVENUES .......................................            1,366,282        1,178,042               16%
COSTS AND EXPENSES
   Cost of services (excluding depreciation) ...............              583,616          507,384               15%
   Selling, general and administrative expenses ............              303,212          278,593                9%
                                                                      -----------      -----------      -----------
      TOTAL COSTS AND EXPENSES .............................              886,828          785,977               13%
                                                                      -----------      -----------      -----------

OPERATING CASH FLOW ........................................              479,454          392,065               22%
Depreciation and amortization ..............................              384,320          325,792               18%
                                                                      -----------      -----------      -----------
OPERATING INCOME ...........................................               95,134           66,273               44%
Interest expense ...........................................             (129,824)        (127,617)               2%
Gain (loss) on derivative instruments, net .................               (2,503)         719,763             (100)%
Loss on investments, net ...................................               (1,751)        (408,730)            (100)%
Equity in net losses of affiliated companies ...............               (2,164)          (2,813)             (23)%
Other, net .................................................                 (341)             735             (146)%
                                                                      -----------      -----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST ....              (41,449)         247,611             (117)%
Income tax expense (benefit) ...............................              (14,498)          99,970             (115)%
                                                                      -----------      -----------      -----------
INCOME (LOSS) BEFORE MINORITY INTEREST .....................              (26,951)         147,641             (118)%
Minority interest, net of tax ..............................               (2,270)         (12,069)             (81)%
                                                                      -----------      -----------      -----------
NET INCOME (LOSS) ..........................................          $   (29,221)     $   135,572             (122)%
                                                                      ===========      ===========      ===========

BASIC NET INCOME (LOSS) PER SHARE ..........................          $     (0.05)     $      0.23
DILUTED NET INCOME (LOSS) PER SHARE ........................                (0.05)            0.22






NOTE: Certain amounts in the 2002 financial statements have been reclassified for comparison purposes.

                            COX COMMUNICATIONS, INC.
                           Consolidated Balance Sheets
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                                              MARCH 31            DECEMBER 31
                                                                                                2003                  2002
                                                                                             ------------         ------------
ASSETS
Current assets
Cash ................................................................................        $    120,868         $    228,704
Accounts and notes receivable, less allowance for doubtful
  accounts of $27,170 and $33,607 ...................................................             318,352              354,928
Amounts due from Cox Enterprises, Inc. (CEI) ........................................                  --               21,109
Other current assets ................................................................             294,959              267,341
                                                                                             ------------         ------------
     Total current assets ...........................................................             734,179              872,082
                                                                                             ------------         ------------

Net plant and equipment .............................................................           7,764,822            7,793,178
Investments .........................................................................             429,234              397,435
Intangible assets ...................................................................          15,695,876           15,724,288
Other noncurrent assets .............................................................             215,685              218,166
                                                                                             ------------         ------------
     Total assets ...................................................................        $ 24,839,796         $ 25,005,149
                                                                                             ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses ...............................................        $    658,383         $    727,877
Other current liabilities ...........................................................             224,200              216,235
Current portion of long-term debt ...................................................              90,356              393,040
Amounts due to CEI ..................................................................              49,821                   --
                                                                                             ------------         ------------
     Total current liabilities ......................................................           1,022,760            1,337,152
                                                                                             ------------         ------------

Deferred income taxes ...............................................................           6,785,928            6,750,635
Other noncurrent liabilities ........................................................             186,516              175,912
Long-term debt, less current portion ................................................           7,028,342            6,922,957
                                                                                             ------------         ------------
     Total liabilities ..............................................................          15,023,546           15,186,656
                                                                                             ------------         ------------

Minority interest in equity of consolidated subsidiaries ............................             135,673              133,403

Shareholders' equity
  Series A preferred stock - liquidation preference of $22.1375 per share, $1 par value; 10,000,000 shares of preferred stock
     authorized; shares issued and outstanding:  4,836,372 ..........................               4,836                4,836
  Class A common stock, $1 par value; 671,000,000 shares
     authorized; shares issued: 598,164,557 and 598,076,894; shares
     outstanding:  592,643,914 and 592,567,757 ......................................             598,164              598,077
  Class C common stock, $1 par value; 62,000,000 shares
     authorized; shares issued and outstanding:  27,597,792 .........................              27,598               27,598
  Additional paid-in capital ........................................................           4,551,193            4,549,029
  Retained earnings .................................................................           4,609,201            4,638,422
  Accumulated other comprehensive income ............................................             102,251               79,465
  Class A common stock in treasury, at cost: 5,520,643 and
     5,509,137 shares ...............................................................            (212,666)            (212,337)
                                                                                             ------------         ------------
     Total shareholders' equity .....................................................           9,680,577            9,685,090
                                                                                             ------------         ------------

     Total liabilities and shareholders' equity .....................................        $ 24,839,796         $ 25,005,149
                                                                                             ============         ============

                         COX COMMUNICATIONS, INC.
                  Consolidated Statements of Cash Flows
                               (Unaudited)
                          (Thousands of Dollars)

                                                                                           THREE MONTHS
                                                                                           ENDED MARCH 31
                                                                                   -----------------------------
                                                                                      2003                2002
                                                                                   ---------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) .........................................................        $ (29,221)        $   135,572
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization ...........................................          384,320             325,792
  (Gain) loss on derivative instruments, net ..............................            2,503            (719,763)
  Deferred income taxes ...................................................           21,028             131,176
  Loss on investments, net ................................................            1,751             408,730
  Equity in net losses of affiliated companies ............................            2,164               2,813
  Minority interest, net of tax ...........................................            2,270              12,069
Decrease in accounts and notes receivable .................................           36,575              29,096
Decrease in other assets ..................................................           21,152               1,349
Decrease in accounts payable and accrued expenses .........................          (84,097)            (17,556)
Increase (decrease) in taxes payable ......................................          (37,549)             66,238
Other, net ................................................................           34,970              45,220
                                                                                   ---------         -----------
       Net cash provided by operating activities ..........................          355,866             420,736
                                                                                   ---------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures ......................................................         (325,684)           (515,398)
Investments in affiliated companies .......................................           (2,949)             (3,549)
Proceeds from the sale of investments .....................................               --           1,316,276
(Increase) decrease in amounts due from CEI ...............................           21,109            (232,042)
Other, net ................................................................           (3,218)             (2,143)
                                                                                   ---------         -----------
       Net cash provided by (used in) investing activities ................         (310,742)            563,144
                                                                                   ---------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Commercial paper borrowings (repayments), net .............................           98,210            (727,384)
Repayment of debt .........................................................         (315,739)           (252,969)
Proceeds from exercise of stock options ...................................            1,286               2,761
Distributions paid on capital and preferred securities of
     subsidiary trusts ....................................................               --             (15,472)
Increase in amounts due to CEI ............................................           49,821                  --
Other, net ................................................................           13,462              57,418
                                                                                   ---------         -----------
       Net cash used in financing activities ..............................         (152,960)           (935,646)
                                                                                   ---------         -----------

Net increase (decrease) in cash ...........................................         (107,836)             48,234
Cash at beginning of period ...............................................          228,704              86,860
                                                                                   ---------         -----------
Cash at end of period .....................................................        $ 120,868         $   135,094
                                                                                   =========         ===========


 NOTE: Certain amounts in the 2002 financial statements have been reclassified for comparison purposes.

                            COX COMMUNICATIONS, INC.
            Reconciliation of Operating Cash Flow to Operating Income
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                            -----------------------------
                                                               2003                 2002
                                                            ---------           ---------
Operating cash flow ..............................          $ 479,454           $ 392,065
Depreciation and amortization ....................           (384,320)           (325,792)
                                                            ---------           ---------
Operating income .................................          $  95,134           $  66,273
                                                            =========           =========




                            COX COMMUNICATIONS, INC.
    Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
                                   (Unaudited)
                             (Thousands of Dollars)



                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                            -----------------------------
                                                               2003                 2002
                                                            ---------           ---------
Net cash provided by operating activities ........          $ 355,866           $ 420,736
Capital expenditures .............................           (325,684)           (515,398)
                                                            ---------           ---------
Free cash flow ...................................          $  30,182           $ (94,662)
                                                            =========           =========

                            COX COMMUNICATIONS, INC.
                         Summary of Operating Statistics


CUSTOMER DATA

                                                                       MARCH 31          DECEMBER 31            MARCH 31
                                                                       2002(a)               2002                 2003
                                                                     -----------         ------------          -----------
Customer Relationships
Basic Video Customers (b) ..................................           6,275,390            6,280,849            6,315,950
Non-Video Customers (c) ....................................             136,430              199,519              221,359
                                                                     -----------          -----------          -----------
Total Customer Relationships (d) ...........................           6,411,820            6,480,368            6,537,309

Revenue Generating Units
Basic Video Customers (b) ..................................           6,275,390            6,280,849            6,315,950
Advanced Services ..........................................           3,059,199            3,923,734            4,219,101
                                                                     -----------          -----------          -----------
Total Revenue Generating Units .............................           9,334,589           10,204,583           10,535,051

Video Homes Passed .........................................          10,021,979           10,210,091           10,268,146

Basic Video Penetration ....................................                62.6%                61.5%                61.5%

COX DIGITAL CABLE

                                                                       MARCH 31          DECEMBER 31           MARCH 31
                                                                       2002 (a)              2002                 2003
                                                                     -----------         ------------          -----------

Digital Cable Ready Homes Passed ...........................           9,517,070            9,890,211            9,959,627
Customers ..................................................           1,539,256            1,797,364            1,874,172
Penetration of Customers to Basic Video Customers ..........                24.5%                28.6%                29.7%
Average Weekly Run Rate ....................................              11,965                6,493                5,908


HIGH-SPEED INTERNET ACCESS
                                                                      MARCH 31           DECEMBER 31            MARCH 31
                                                                        2002                2002                  2003
                                                                     -----------         ------------          -----------

High-Speed Internet Access Ready Homes Passed ..............           9,347,583            9,759,194            9,877,700
Customers ..................................................           1,001,311            1,407,950            1,562,383
Penetration of Customers to High-Speed Internet Access
     Ready Homes Passed ....................................                10.7%                14.4%                15.8%
Average Weekly Run Rate ....................................               9,058               10,435               11,879


COX DIGITAL TELEPHONE
                                                                      MARCH 31           DECEMBER 31            MARCH 31
                                                                        2002                 2002                 2003
                                                                     -----------         ------------          -----------

Telephony Ready Homes Passed ...............................           3,569,212            4,101,158            4,230,497
Customers ..................................................             516,301              718,420              782,546
Penetration of Customers to Telephony Ready Homes Passed ...                14.5%                17.5%                18.5%
Average Weekly Run Rate ....................................               4,825                5,168                4,933



                                                                      MARCH 31           DECEMBER 31            MARCH 31
                                                                        2002                 2002                 2003
                                                                     -----------         ------------          -----------
BUNDLED CUSTOMERS
Customers subscribing to two or more services ..............           1,214,962            1,650,709            1,803,241
Penetration of Bundled Customers to Basic Video Customers ..                19.4%                26.3%                28.6%


(a) Basic Video and Cox Digital Cable operating statistics as of March 31, 2002 have been adjusted for the sale of certain cable systems in the second quarter of 2002.

(b) The number of customers who receive primary analog or digital video service. Additional outlets are not counted.

(c) The number of customers who receive high-speed Internet access or telephony service, but do not subscribe to video service.

(d) The number of customers who receive at least one level of service, encompassing video, data and telephony services, without regard to which service(s) customers purchase.

                            COX COMMUNICATIONS, INC.
                  Summary of Operating Statistics - Continued


COMPARATIVE OPERATING STATISTICS

                                                                                      THREE MONTHS ENDED
                                                                                -----------------------------
                                                                                MARCH 31            MARCH 31
                                                                                  2002                 2003
                                                                                ---------           ---------

Operating Cash Flow Margin ...........................................               33.3%               35.1%
Capital Expenditures (thousands of dollars) ..........................          $ 515,398           $ 325,684
Operating Cash Flow per Basic Video Customer (e) .....................              62.48               75.91
Capital Expenditures per Basic Video Customer ........................              82.13               51.57


Capital Expenditures
                                                                                      THREE MONTHS ENDED
                                                                                -----------------------------
                                                                                MARCH 31            MARCH 31
                                                                                  2002                 2003
                                                                                ---------           ---------

Customer premise equipment ...........................................          $ 233,869           $ 144,273
Commercial spending ..................................................             23,877              19,566
Scalable infrastructure ..............................................             78,307              26,604
Line extensions ......................................................             44,987              38,748
Upgrade/Rebuild ......................................................             75,164              51,811
Support capital ......................................................             59,194              44,682
                                                                                ---------           ---------
     Total capital expenditures ......................................          $ 515,398           $ 325,684
                                                                                =========           =========

Free Cash Flow Calculation
                                                                                      THREE MONTHS ENDED
                                                                                -----------------------------
                                                                                MARCH 31            MARCH 31
                                                                                  2002                 2003
                                                                                ---------           ---------

Operating cash flow ..................................................          $ 392,065           $ 479,454
  Less capital expenditures ..........................................           (515,398)           (325,684)
  Plus cash increase (decrease) in working capital (f) ...............             51,602             (27,513)
                                                                                ---------           ---------
Operating free cash flow .............................................            (71,731)            126,257
  Less cash paid for interest ........................................           (119,837)            (93,598)
  Plus cash (paid) refunded for taxes ................................             96,906              (2,477)
                                                                                ---------           ---------
Free cash flow .......................................................          $ (94,662)          $  30,182
                                                                                =========           =========


(e) Operating cash flow per basic customer is calculated by dividing operating cash flow for the respective period by basic customers as of the end of the period.

(f) Cash change in working capital is calculated based on the cash flow changes in current assets and liabilities, excluding changes related to interest and taxes.


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